UNANIMOUS CONSENT OF DIRECTORS IN LIEU
                         OF SPECIAL MEETING OF DIRECTORS
                           OP ARC COMMUNICATIONS INC.

     The undersigned, being all the Directors of ARC COMMUNICATIONS INC. (the "Corporation"), do hereby adopt the following resolutions:

     RESOLVED, that Section 3.02 of the by-laws of the Corporation shall be amended to provide that the Board of Directors shall consist of not less than three (3) nor more than nine (9) directors. At any time during the year at the discretion of the Board of Directors, the Board of Directors shall have the authority to increase the total number of Directors within the above range by special meeting of the Board of Directors.

     FURTHER  RESOLVED,   that  for  the  purposes  of  the  annual  meeting  of
shareholders on July 16, 1998, Brian Tepper, Controller of the Corporation, is hereby appointed as the official inspector of the election.

     Dated as of July 14, 1998


                                                         /s/ Steven Meyer
                                                         -----------------------
                                                         STEVEN MEYER


                                                         /s/ Kenneth Meyer
                                                         -----------------------
                                                         KENNETH MEYER


                                                         /s/ Ethel Kaplan
                                                         -----------------------
                                                         ETHEL KAPLAN